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                                                                     EXHIBIT 1.1

                          Advanced Micro Devices, Inc.

                                  $350,000,000

                     4.50% Convertible Senior Notes Due 2007

                             Underwriting Agreement

New York, New York
November 19, 2002

Banc of America Securities LLC
Salomon Smith Barney Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

       Advanced Micro Devices, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in
Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $350,000,000 principal amount of its 4.50% Convertible Senior Notes Due 2007 (the "Firm Securities"). In addition, the Company has granted the Underwriters an option to purchase up to $52,500,000 additional principal amount of such Notes to cover over-allotments, if any (the "Option Securities" and, together with the Firm Securities, the "Securities"). The Securities will be convertible into shares of common stock of the Company, par value $0.01 per share (the "Common Stock") and will be issued under an indenture dated as of May 8, 1998, between the Company and The Bank of New York, as trustee (the "Trustee") as supplemented by an officers' certificate substantially in the form attached hereto as Exhibit A (together, the "Indenture") to be dated as of November 25, 2002, between the Company and The Bank of New York, as trustee (the "Trustee"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

       The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") a registration statement on Form S-3 (File No. 333-45346), including a prospectus, relating to the Securities, the Common Stock and certain other securities (the "Base Prospectus"). Such registration statement, as amended, including exhibits and schedules thereto, in

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the form in which they were declared effective by the Commission under the
Securities Act, including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), is called the "Registration Statement". The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission, a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities pursuant to Rule 424 under the Securities Act. The term "Prospectus" means the Base Prospectus together with the Prospectus Supplement. The term "Preliminary Prospectus" means a preliminary prospectus supplement specifically relating to the Securities, together with the Base Prospectus. As used herein, the terms "Base Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the documents, if any, incorporated by reference therein. Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall include the Rule 462(b) Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, or any amendments or supplements to any of the foregoing, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus, or the Prospectus, of the foregoing, as the case may be. Certain terms used herein are defined in
Section 17 hereof.

       1. Representations and Warranties. The Company represents and warrants to each Underwriter as set forth below in this Section 1. To the extent any of the following representations and warranties contained in this Section 1 are qualified by disclosure in the Prospectus, such qualification shall not include any information incorporated by reference in the Prospectus after the Execution Time.

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              (a)  The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act; no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission; and any request on the part of the Commission for additional information has been complied with.

              (b) Each Preliminary Prospectus and the Prospectus, when filed, complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical in all material respects to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Securities.

              (c) Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times prior to and including the Closing Date, complied and will comply in all material respects with the Securities Act and did not and prior to and including the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times prior to and including the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply (A) to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (form T-1) under the Trust Indenture Act of the Trustee. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

              (d) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

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              (e)  The Company is subject to and in full compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange
       Act.

              (f) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

              (g) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

              (h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (i) Each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and corporate authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (j) All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and, except for Advanced Micro Devices, S.A., where five shares are held by directors in accordance with French law, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through one or more wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

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              (k)  The Company's authorized equity capitalization is as set forth in the Prospectus, and the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and are fully paid and non-assessable; the shares of Common Stock initially issuable upon conversion of the Securities have been duly and validly authorized and, when issued upon conversion against payment of the conversion price and in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable; the Board of Directors of the Company has duly and validly adopted resolutions reserving such shares of Common Stock for issuance upon conversion; the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion thereof; and, except as set forth in the Prospectus as of the date of the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

              (l) The statements in the Prospectus under the headings "Certain United States Federal Income Tax Considerations," "Description of Capital Stock" and "Description of Notes" fairly summarize the matters therein described.

              (m) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, will have been duly executed and delivered by the Company and will constitute a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); and the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity) and will be convertible into Common Stock in accordance with their terms.

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              (n)  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except such as will be obtained under the Securities Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

              (o) The execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (ii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property, (iii) result in the imposition or creation of (or the obligation to create or impose) a lien, charge or encumbrance under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization.

              (p) The consolidated historical financial statements and related notes and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Prospectus fairly present, on the basis stated in the Prospectus, the information included therein.

              (q) Except as disclosed in the Prospectus or the documents incorporated by reference therein, since the date of the latest audited financial statements included or incorporated by reference in the

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       Prospectus there has been no material adverse change, nor any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

              (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could be expected to have a material adverse effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus or the documents incorporated by reference therein.

              (s) Each of the Company and its subsidiaries owns, licenses or leases all such properties as are necessary to the conduct of its operations as presently conducted.

              (t) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws (or similar organizational documents) or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound.

              (u) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

              (v) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale

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       by the Company of the Securities or upon the issuance (but not the transfer) of the Common Stock upon conversion thereof.

              (w) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

              (x) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or more significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (y) The Company and each of its subsidiaries maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks as are adequate in accordance with customary industry practice to protect the Company and each of its subsidiaries and its businesses. Neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.

              (z) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus or the documents incorporated by reference therein.

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              (aa)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (bb) Except as set forth or incorporated by reference in the Prospectus, neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

              (cc) Each of the Company and its subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are burdensome to the Company or any of its subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in

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       the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (dd) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

              (ee) Except for the holders of the Company's 4.75% Convertible Senior Debentures Due 2022, there are no persons or entities with registration or other similar rights to require the Company to include any securities in any registration statement filed pursuant to a registration agreement or in any offering made pursuant to any such registration statement.

              (ff) The Company and its subsidiaries own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectus to be conducted except where the failure to own or possess or otherwise be able to acquire such Intellectual Property would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as set forth in the Prospectus, (i) there is no material infringement by third parties of any such Intellectual Property; (ii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in or to any such Intellectual Property; (iii) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (iv) to the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; (v) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of its

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       subsidiaries or that interferes with the issued or pending claims or any such Intellectual Property; and (vi) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company or any of its subsidiaries invalid or any U.S. patent application held by the Company or any of its subsidiaries unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except for the foregoing items set forth in clauses (i) through (vi) of this subparagraph, which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

       Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

       2.  Purchase and Sale.

              (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.25% of the principal amount thereof, plus accrued interest, if any, on the Securities from November 25, 2002, to the Closing Date, the principal amount of the Firm Securities set forth opposite such Underwriter's name in Schedule I hereto.

              (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters, severally and not jointly, to purchase Option Securities in aggregate principal amount of up to $52,500,000 at the same price per Security (plus interest, if any, accrued and unpaid from November 25, 2002 until the applicable Date of Delivery (as defined herein)), as is applicable to the Firm Securities. Such option will expire 30 days after the date of this Agreement, and may be exercised in whole or in part from time to time (but not more than once) only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Securities, upon notice by the Representatives to the Company setting forth the principal amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days and not earlier than two full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined, unless otherwise agreed upon by the Representatives

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       and the Company. The principal amount of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total principal amount of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any Securities in a principal amount of less than $1,000.

       3. Delivery and Payment. Delivery of and payment for the Firm Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on November 25, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

       If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same day funds to the account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof

       4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

       5.  Agreements.

       The Company agrees with the several Underwriters that:

              (a) The Company will use its reasonable efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective; (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission;
       (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to any Preliminary Prospectus or the Prospectus or for any additional information; (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

              (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

              (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

              (d) The Company will furnish to the Representatives, the other Underwriters and counsel for the Underwriters, without charge, a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

              (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in excess of a normal dollar amount or service of process in suits, other than those arising out of the offering or sale of the Securities in any jurisdiction where it is not now so subject.

              (f) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

              (g) The Company will not, and will not permit any of its Affiliates to, resell any Securities or Common Stock issuable upon conversion thereof that have been or may be acquired by any of them.

              (h) The Company will reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Securities.

              (i) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

              (j) The Company will not for a period of 60 days following the Execution Time, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Affiliate of the Company or any person in privity with the Company or any Affiliate of the Company), directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, or publicly announce an intention to effect any such transaction mentioned above, with respect to, any shares of capital stock of the Company or any securities convertible or exercisable or exchangeable for such capital stock; provided, however, that (A) the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership or purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time, (B) the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (C) the Company may issue Common Stock upon conversion of the Securities.

              (k) The Company will not, for so long as any Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become, or be or become owned by, a closed-end investment company required to be registered but not registered thereunder.

              (l) Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price of the Securities.

              (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of each Preliminary Prospectus and the Prospectus and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, and all amendments or supplements thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Underwriters; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, the closing documents and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

               6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date and any applicable Date of Delivery pursuant to Section 2(b) hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                   (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                   (b) The Company shall have requested and caused Latham & Watkins, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                           (i) the Company is a corporation and is validly existing and in good standing under the laws of its jurisdiction of incorporation and has the corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                         (ii) the Securities have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; the shares of Common Stock into which the Securities are convertible have been duly authorized, and when issued upon conversion of the Securities will be validly issued, fully paid and nonassessable and not subject to any statutory preemptive rights or, to the knowledge of such counsel, any other similar rights;

                         (iii) the Indenture has been duly authorized, executed and delivered by the Company, has been qualified under the Trust Indenture Act, and is a valid and binding agreement of the Company, enforceable in accordance with its terms;

                         (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                         (v) the statements under the captions "Description of Notes" and "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects;

                         (vi) no consent, approval, authorization or order of, or filing with, any New York, California or federal court or governmental agency or body is required for the issuance and sale of the Securities or for the execution, delivery and performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except as will be obtained under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws in connection with the purchase and distribution of the Securities by the Underwriters as to which such counsel need not express an opinion;

                         (vii) the issuance and sale of the Securities being delivered on the date hereof by the Company and the compliance by the Company with the provisions of this Agreement and the Indenture will not result in the violation by the Company of its Certificate of Incorporation or Bylaws or any New York, California or federal statute, rule or regulation known to such counsel to be applicable to the Company (other than federal securities laws, which are specifically addressed in paragraph
               (vi) above, or state securities laws, as to which such counsel need not express an opinion);

                      (viii) the Company is not an "investment company" as
               such term is defined in the Investment Company Act of 1940, as amended;

                      (ix) the Registration Statement has become effective under the Securities Act; . to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission; any required filing of the Prospectus and the Prospectus Supplement pursuant to Rule 424 under the Act has been made in accordance with Rule 424 under the Securities Act; the Registration Statement, as of the date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Securities Act and the rules and regulations of the Commission thereunder (it being understood, however, that such counsel expresses no opinion with respect to the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or Regulation S-T; and in passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel has assumed that the statements made therein are correct and complete); and

                      (x) no facts came to such counsel's attention that caused it to believe that the Registration Statement, at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that , as of the date of the Prospectus Supplement, and on the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus.

               (c) The Company shall have requested and caused Thomas M. McCoy, Senior Vice President and General Counsel of the Company, to
           furnish to the Representatives an opinion, dated the Closing Date and addressed to the Representatives to the effect that:

                             (i) the Company and each of its subsidiaries listed on Schedule IV hereto or which constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X (in each case, individually a "Material Subsidiary" and collectively, the "Material Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and corporate authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                             (ii) each of the Company and each of the Material Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                             (iii) all the outstanding shares of capital stock
                   of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                             (iv) all of the outstanding shares of capital stock of each of the Company's Material Subsidiaries (other than Fujitsu AMD Semiconductor Limited ("FASL")) have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any lien, charge or encumbrance; the Company owns 49.992% of the capital stock of FASL which shares or interests have been duly authorized and validly issued and are fully paid and nonassessable, and are owned by the Company, directly or indirectly through one or more subsidiaries, free and clear of any lien, charge or encumbrance;

                             (v) neither the Company nor any of its Material Subsidiaries is in violation of its respective charter or by-laws and, to such counsel's knowledge after due inquiry, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound;

                             (vi) the execution, delivery and performance of this Agreement, the Indenture and the Securities by the Company, the compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (A) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, (B) result in the imposition or creation of (or the obligation to create or impose) a lien, charge or encumbrance under any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound or (C) result in the suspension, termination or revocation of any Authorization of the Company or any of its subsidiaries or any other impairment of the rights of the holder of any such Authorization;

                             (vii) the Company has all requisite corporate power and authority, has taken all requisite corporate action, and has received and is in compliance with all governmental, judicial and other authorizations, approvals and orders necessary to enter into and perform this Agreement, the Indenture and the Securities;

                             (viii) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or could be a party or to which any of their respective property is or could be subject that is not adequately disclosed in the Prospectus, except in each case for proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole;

                             (ix) except for such rights that have been waived or are inapplicable to the issuance and sale of the Securities, to such counsel's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

                    (x) the Company's authorized equity capitalization is as set forth in the Prospectus, and the capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus; the Board of Directors of the Company has duly and validly adopted a resolution, reserving such shares of Common Stock for issuance upon conversion; and the holders of the outstanding shares of capital stock of the Company are not entitled to any preemptive or other rights to subscribe for the Securities or the shares of Common Stock issuable upon the conversion thereof; and

                    (xi) each of the documents incorporated by reference in the
              Prospectus (the "Incorporated Documents") (other than the financial statements, schedules and other financial data included or incorporated by reference therein, as to which such counsel need not express an opinion), when it was filed with the Commission, appeared on its face to comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

              (d) The Representatives shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities and, Indenture, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

              (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

                    (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                   (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                   (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or incorporated by reference in or contemplated in the Prospectus.

              (f) At the date of this Agreement, the Representatives shall have received an executed lockup agreement in the form attached hereto as Exhibit B-1 from each of the persons listed on Schedule II and in the form attached hereto as Exhibit B-2 from each of the persons listed on
       Schedule III hereto.

              (g) The Representatives shall have received, on each of the Execution Time and the Closing Date, a letter dated as of the Execution Time or as of the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus. References to the Prospectus in this Section 6(g) include any amendment or supplement thereto at the date of the applicable letter.

              (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the Execution Time) and the Prospectus (exclusive of any supplement thereto after the Execution Time), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto after the Execution Time) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof after the Execution Time) and the Prospectus (exclusive of any supplement thereto after the Execution Time).

              (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

              (j) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

              (k) If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

              (l) The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Underwriters at Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, CA 94025 on the Closing Date.

       7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

       8.   Indemnification and Contribution.

              (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

              (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting," (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

              (c)  Promptly after receipt by an indemnified party under this
       Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
       (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

              (d)  In the event that the indemnity provided in paragraph (a) or
       (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus Supplement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

        9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

       10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any major disruption of settlements of securities,
(iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis or any change or development involving a prospective change in United States or international, political, financial or economic conditions the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto after the Execution Time).

       11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

       12. Notices. In all dealings hereunder, the Representatives shall act on behalf of each Underwriter, and the parties hereto shall be entitled to act and rely on any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by any of the Representatives individually. All communications hereunder will be in writing and effective only on receipt, and, (i) if sent to the Representatives, will be mailed, delivered or faxed as follows:

                Salomon Smith Barney Inc.
                388 Greenwich Street, 3rd floor
                New York, NY 10013
                Facsimile No.: (212) 816-7912
                Attention: General Counsel

                Banc of America Securities LLC
                9 West 57/th/ Street, 40/th/ Floor
                New York, NY 10019
                Facsimile No.: (212) 847-5037
                Attention: Eric Hambleton

         with copies to:

                Davis Polk & Wardwell
                1600 El Camino Real
                Menlo Park, CA 94025
                Facsimile No.: (650) 752-2116
                Attention: Alan F. Denenberg, Esq.

         (ii) and if sent to the Company, will be mailed, delivered or telefaxed as follows:

                Advanced Micro Devices, Inc.
                One AMD Plaza
                Sunnyvale, CA 94088
                Facsimile No.: (408) 732-6164
                Attention: General Counsel

         with copies to:

                Latham & Watkins
                135 Commonwealth Drive
                Menlo Park, CA 94025
                Facsimile No.: (650) 463-2600

                Attention: Christopher L. Kaufman, Esq.

       13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof and no other person will have any right or obligation hereunder.

       14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

       15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

       16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

       17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

       "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

       "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

       "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

       "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

       "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Securities Act.

       "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

       "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

       If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                                    Very truly yours,

                                                    ADVANCED MICRO DEVICES, INC.

                                                    By: /s/ Thomas M. McCoy
                                                        ------------------------
                                                        Name: Thomas M. McCoy
                                                        Title: Vice President,
                                                                General Counsel
                                                                and Secretary

         The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

         SALOMON SMITH BARNEY INC.

         By: /s/ William L. Frauenhofer
             ------------------------------
             Name: William L. Frauenhofer
             Title: Vice President




         BANC OF AMERICA SECURITIES LLC

         By: /s/ Robert Messih
             ------------------------------
             Name: Robert Messih
             Title: Managing Director




         MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED

         By: /s/ Rex Sherry
             ------------------------------
             Name: Rex Sherry
             Title: Managing Director

         For themselves and the other
         several Underwriters named in
         Schedule I to the foregoing
         Agreement.

                                   SCHEDULE I

                                                                Principal Amount
                                                                of Securities to
                                  Underwriters                    be Purchased
                                  ------------                    ------------
Banc of America Securities LLC ........................    $     157,500,000.00
Salomon Smith Barney Inc...............................    $     157,500,000.00
Merrill Lynch, Pierce, Fenner & Smith Incorporated ....    $      35,000,000.00
                                                              -----------------

         Total                                                   350,000,000.00

                                   SCHEDULE II

List of persons subject to the Lock-Up Agreement attached hereto as Exhibit B-1

Name                                         Position
----                                         --------

Hector de J. Ruiz                            Director, President and Chief
                                             Executive Officer

Robert R. Herb                               Executive Vice President, Chief
                                             Sales and Marketing Officer

Thomas M. McCoy                              Senior Vice President, General
                                             Counsel and Secretary

Robert J. Rivet                              Senior Vice President, Chief
                                             Financial Officer

Dr. Frederick Baur                           Director

Charles M. Blalark                           Director

Dr. R. Gene Brown                            Director

Robert R. Palmer                             Director

Joe L. Roby                                  Director

Dr. Leonard M. Silverman                     Director

Benjamin M Anixter                           Vice President, External Affairs

Bertrand Cambou                              Group Vice President, Memory Group

Tom Eby                                      Group Vice President, Strategy and
                                             Business Development Group

Dirk Meyer                                   Vice President, Computation
                                             Products Group

Daryl Ostrander                              Group Vice President, Wafer
                                             Fabrication Technology
                                             Implementation Group

Stan Winvick                                 Senior Vice President, Human
                                             Resources

                                  SCHEDULE III

 List of persons subject to the Lock-Up Agreement attached hereto as Exhibit B-2


Name                                       Position
----                                       --------

W. J. Sanders III                          Director and Chairman

William T. Siegle                          Senior Vice President, Technology
                                           Operations and Chief Scientist

                                   SCHEDULE IV


                              Material Subsidiaries



AMD Saxony Manufacturing GmbH

Fujitsu AMD Semiconductor Limited

                                                                       EXHIBIT A

                          Form of Officers' Certificate

                                                                     EXHIBIT B-1

                            Form of Lockup Agreement

                                                                     EXHIBIT B-2

                            Form of Lockup Agreement